Exhibit 1.01

Conflict Minerals Report of A10 Networks, Inc.
in Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This Conflict Minerals Report of A10 Networks, Inc. (the “Company”, “us”, “our” or “we”) for calendar year 2023 is provided in accordance with Rule 13p-1 (“Rule 13p-1,” published at 17 CFR § 240.13p-1) under the Securities Exchange Act of 1934 (the “1934 Act”), the instructions to Form SD, and the Public Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule issued by the Director of the Division of Corporation Finance of the Securities and Exchange Commission on April 29, 2014 (the “SEC Statement”). The Company notes the Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule issued by the SEC Division of Corporation Finance on April 7, 2017. Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

This Report outlines the steps we undertook in accordance with Rule 13p-1, Form SD, and the SEC Statement in connection with the existence of Conflict Minerals in products we manufacture or contract to manufacture. Our diligence measures were designed to adhere, in all material respects, with the nationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplement on Tin, Tantalum and Tungsten and the Gold Supplement (Third Edition OECD 2016) (the “OECD Framework”).

Introduction

We provide security and infrastructure solutions for on-premises, hybrid cloud, and edge-cloud environments. Our 7000+ customers span global large enterprises and communications, cloud and web service providers who want business-critical applications and networks that are secure, available, and efficient. Our portfolio of software and hardware solutions combines industry-leading performance and scale with data driven analytics, and threat intelligence to enhance security and availability of customer applications across their multi-cloud and mobile infrastructure networks, including on-premises, private and public clouds. Our portfolio includes application delivery controllers (ADC) for secure application delivery; a carrier-grade network address translation (CGNAT) solution to help service providers preserve IPv4 address investments while transitioning to IPv6-based networks; distributed denial of service (DDoS) attack detection and mitigation solutions; and convergent firewall (CFW) appliances for protecting data centers, service provider networks and mobile infrastructures. We deliver these solutions via software, on optimized hardware appliances or as virtual appliances.

We outsource the manufacturing of our hardware products to original equipment manufacturers (“OEMs”). These companies manufacture, assemble and test our hardware products using design specifications, quality assurance programs and standards that we establish. The component parts incorporated into our hardware products are sourced either by our manufacturing OEMs or directly by us.

Our position in the supply chain is as a remote downstream purchaser and supplier, several levels removed from the actual mining of the minerals used in the components of our products. We do not directly make purchases of raw ore or unrefined minerals from the Covered Countries and we do not directly source any products or components from the Covered Countries. In light of our remote position in the supply chain, we must rely upon our suppliers (and their multiple sub-suppliers and intermediaries) for information on and verification of the chain of custody of Conflict Minerals contained in our products.

Enumerated paragraphs set out below conform to the Instructions set forth in Item 1.01(c) of Form SD.

(1) Due Diligence

After conducting a reasonable country of origin inquiry (“RCOI”) in accordance with the instructions to Item 1.01 of Form SD (and as disclosed in our Report on Form SD for the year ended December 31, 2023), the Company was unable to conclude, without further diligence, that none of the minerals in its products, that were not sourced from recycled or scrap materials, did not originate in the Covered Countries.

(i) Conformity with OECD Framework. In accordance with Rule 13p-1, we designed our Conflict Mineral Compliance Program to conform, in all material respects, with the five-step process outlined in the OECD Framework. In addition, our diligence measures relied upon information and templates obtained from the Responsible Minerals Initiative (“RMI”) with the smelters and refiners of Conflict Minerals. The five-step process identified within the OECD Framework includes: (1) establishing strong company management systems; (2) identifying and assessing supply chain risk; (3) designing and implementing a risk response strategy; (4) third party auditing of our due diligence practices; and (5) reporting annually on supply chain due diligence. This Conflict Minerals Report outlines the measures taken by us in accordance with the OECD Framework during the reporting period.

(1) Established Strong Company Management Systems

We established an interdepartmental committee (the “Committee”) to develop the Company’s assessment and compliance process, with oversight from senior management (including members of the Company’s Legal, Finance and Global Supply Chain departments).

•Through the Committee, we identified and educated relevant internal departments or personnel affected, including in Sourcing, Legal and Compliance, Finance/Internal Audit, and Supplier Relations.
•We adopted A10 Networks Conflict Minerals Supply Chain Policy (the “Policy”) relating to responsible sourcing, see https://s201.q4cdn.com/775649631/files/doc_downloads/gov_docs/Conflict-Mineral-Policy-November-2023.pdf.
•Through our Supplier Relations personnel, we communicated with our suppliers and prospective suppliers via direct correspondence and telephone calls to inform them of (i) our Policy, and (ii) our intent to continue to work with them as reasonably practicable given our supply chain position and market leverage for increased understanding of the use of Conflict Minerals within our supply chain and to obtain wherever possible their commitment to facilitate our compliance with applicable law.
•We confirmed that purchase order terms and conditions should be conformed where practicable to the Policy, recognizing that many of our suppliers demand terms and conditions and use standard forms with respect to which we have no leverage or ability to alter.
•We established a process to evaluate the chain of custody of Conflict Minerals within our supply chain, including:
◦Analyzing our existing product offerings annually for scoping within the context of the Rule.
◦Maintaining an internal process to evaluate new products as developed to minimize the introduction of Conflict Minerals into our supply chain where possible.
•We maintained a feedback mechanism through the Company’s Supplier Relations team to work with suppliers.

(2) Identified and Assessed Supply Chain Risk through Due Diligence

Step 1    The Company’s Environmental Compliance Engineer reviewed our product offerings to determine which suppliers provide the Company with manufactured or contracted to be manufactured products. We determined that 12 suppliers were relevant to this process.

Step 2    Our Supplier Relations team then determined which manufactured and contracted to be manufactured products may contain Conflict Minerals that are “necessary to the functionality or production” of the product.

Step 3    Under the Committee’s direction, our Supplier Relations team conducted a due diligence assessment of relevant product suppliers in accordance with the following:

•We designed and implemented a due diligence program for supplier outreach and engagement that involved (i) developing a contact list of relevant suppliers and (ii) communicating with them to obtain information on the chain of custody and source of origin of minerals in supplied products. Our due diligence consisted of providing each supplier with the RMI’s Conflict Minerals Reporting Template (the “Template”) to obtain the necessary information and certifications from our suppliers. For certain suppliers that found the Template unwieldy, we provided a custom form to elicit the same information. We received responses from our suppliers for the reporting period.

Step 4    Our Supplier Relations team, with guidance from the Committee, analyzed the results of the Supplier survey forms that were returned to us. We reviewed the survey responses from each supplier to determine whether the data provided was complete or whether further follow-up was required. Follow-up was conducted by phone calls and emails, as necessary. Our staff compared the smelters and refiners identified by the suppliers on the survey forms with the list of facilities that have received a “conflict free” designation from the RMI’s Responsible Minerals Assurance Process (“RMAP”). The results of that comparison are set forth on Appendix A to this Conflict Mineral Report.

(3) Designed and Implemented a Risk Response Strategy

In analyzing the results from our supply chain diligence, we recognized that certain risks exist in our supply chain that require further follow-up and mitigation efforts. We have established the following plan for risk mitigation, which we review periodically for relevance and effectiveness.

•Conduct baseline analysis of responses from our suppliers.
•Identify gaps in the data collection and high-risk suppliers and continue to follow-up with suppliers as practicable.
•To monitor and track performance of risk management efforts, the Company uses data reported by suppliers in CMRT and updates the RMAP conformant smelter list. The status is discussed and reviewed annually.
•Follow-up on remediation efforts to obtain complete and accurate chain of custody information where possible to identify smelters/refiners of origin.
•Develop and implement a progressive performance plan for suppliers on an as needed basis.
•Address incomplete, inconsistent, unsatisfactory responses received from our suppliers, through an escalation process.

(4) Third Party Audit of Due Diligence Practices

This Report has not been subject to an independent private sector audit in accordance with the SEC Statement.

(5) Report Annually on Supply Chain Due Diligence

The Company's Form SD and Conflict Mineral Report for calendar year 2023, together with our Supply Chain Policy Statement, are posted on our website at: http://investors.a10networks.com

(ii) Independent Third-Party Audit

This Report has not been subject to an independent private sector audit in accordance with the SEC Statement.

(iii) Summary of Diligence Results; Risk Mitigation Efforts

Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain. Our position as a remote downstream purchaser and supplier requires us to depend substantially on the cooperation of our suppliers and their numerous sub-suppliers, many of which are not subject to SEC reporting requirements and with whom we have limited leverage due to our size, market position and available resources. As a result, we expect it may take us several years before we are able to identify all smelters and refiners in our supply chain.

In conducting our diligence, we have adopted methodology outlined by the RMI’s joint industry programs and outreach initiatives and have encouraged our suppliers to conform with the standards set forth in the OECD Framework and report to us using the Template or, where appropriate, our custom-designed form. We conducted follow-up calls and correspondence with suppliers where information was incomplete, unreliable or unverifiable. We identified 238 smelters and refiners of minerals in our supply chain, and the related countries of origin, as set forth on Appendix A.

We are continuing our efforts to determine the smelters and refiners used by our supply chain and to verify the most reasonable known mine of origin information available. Through this effort, we have made a reasonable determination of certain of the mines or locations of origin of certain of the Conflict Minerals in our supply chain as indicated on Appendix A. We have also requested that all of our suppliers support the industry-wide initiative by adopting policies and procedures consistent with the RMI and by working to align their sources with the lists of conflict-free sourced metals.

The RMAP program audits smelters and refineries to ensure that all certified smelters and refineries only use the ones that are conflict-free from the Covered Countries. Of the suppliers we surveyed, 100% fully responded to our due diligence survey. We are continuing to compile the names of smelters and refineries identified by those vendors who did respond and are working to verify the information provided. Certain of our vendors indicated that not all smelters and refineries have been certified as conflict-free and we are continuing our diligence to verify this information.

(iv) See disclosure under paragraph (ii) above.

(v) Not applicable.

(vi) Not applicable.

(2) Product Description

The Company’s relevant product categories for products containing tin, tungsten, tantalum and gold, other than those sourced from scrap or recycled materials, are as follows:

•Thunder Series appliances
•aGalaxy appliances
•Harmony Controller appliances

The Company’s efforts to determine the smelters, refiners, mines and locations of origin of the Conflict Minerals in its products is described above under paragraphs (i) and (iii).

Conclusion

Due to the breadth and scope of the Company’s product categories, the resulting complexity of its supply chain, and the human and financial resources available to the Company, the Company acknowledges that the process of successfully tracing all of the minerals used (and the absence of Conflict Minerals) in its manufactured or contracted to manufacture products to their country of origin is an ongoing activity that requires continued diligence. Moving forward, the Company will continue to implement commercially reasonable processes to improve the quantity and quality of supplier responses, verify supplier responses provided, and evaluate new product lines as developed to avoid the introduction of Conflict Minerals into the supply chain where practicable.

The success of A10 Networks, Inc. in making determinations about the presence and source of Conflict Minerals in its products depends upon various factors including, but not limited to, the respective due diligence efforts of its suppliers and their supply chain and their respective willingness, whether public or private entities, to disclose such information to the Company, and the ability of the involved entities in making their determinations in accordance with nationally or internationally recognized standards, including the OECD Framework and other initiatives or guidance that may develop over time. The failure to obtain reliable information from any level of our supply chain could have a material impact on our future ability to report on the presence of Conflict Minerals with any degree of certainty. There can be no assurance that our suppliers will continue to cooperate with diligence inquiries and requests for certifications or provide documentation or other evidence that we consider reliable or provided to us within a time frame sufficient to allow us to make our own assessment following appropriate further diligence measures, if any.

The information provided in this Conflict Mineral Report speaks only as of its date. Subsequent events, including the inability or unwillingness of participants in our supply chain to comply with our Policy or provide complete and accurate information requested, may affect our future determinations under Rule 13p-1.

APPENDIX A

List of Smelters and Refiners in Our Supply Chain

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	RMAP
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004	Audited
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Audited
Gold	Agosi AG	GERMANY	CID000035	Audited
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Audited
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	Audited
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Audited
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Audited
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Audited
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	Audited
Gold	Aurubis AG	GERMANY	CID000113	Audited
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Audited
Gold	Boliden AB	SWEDEN	CID000157	Audited
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Audited
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Audited
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Audited
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Audited
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Audited
Gold	Chimet S.p.A.	ITALY	CID000233	Audited
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Audited
Gold	Chugai Mining	JAPAN	CID000264	Audited
Tin	Alpha	UNITED STATES OF AMERICA	CID000292	Audited
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Audited
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313	Audited
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Audited
Gold	Dowa	JAPAN	CID000401	Audited
Tin	Dowa	JAPAN	CID000402	Audited
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425	Audited
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	Audited
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448	Audited

Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Audited
Tin	Fenix Metals	POLAND	CID000468	Audited
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Audited
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	Audited
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616	Audited
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689	Audited
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Audited
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	Audited
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711	Audited
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Audited
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	CID000769
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Audited
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Audited
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Audited
Gold	Japan Mint	JAPAN	CID000823	Audited
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Audited
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Audited
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Audited
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Audited
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	Audited
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Audited
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Audited
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Gold	Kazzinc	KAZAKHSTAN	CID000957	Audited
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	Audited
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	Audited
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Audited
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Audited
Tantalum	AMG Brasil	BRAZIL	CID001076	Audited
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Audited
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Audited
Gold	Materion	UNITED STATES OF AMERICA	CID001113	Audited
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Audited

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	Audited
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Audited
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Audited
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Audited
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Audited
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	Audited
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	Audited
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Audited
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	Audited
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	Audited
Tin	Minsur	PERU	CID001182	Audited
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Audited
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Audited
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	Audited
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Audited
Tantalum	NPM Silmet AS	ESTONIA	CID001200	Audited
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	Audited
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	Audited
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Audited
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Audited
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Audited
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Audited
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Audited
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	Audited
Gold	MKS PAMP SA	SWITZERLAND	CID001352	Audited
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Audited
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Audited
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Audited
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406	Audited
Tin	PT Bukit Timah	INDONESIA	CID001428	Audited
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Audited
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Audited
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Audited
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Audited
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Audited
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477	Audited
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482	Audited

Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Audited
Tin	PT Tommy Utama	INDONESIA	CID001493	Audited
Gold	PX Precinox S.A.	SWITZERLAND	CID001498	Audited
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508	Audited
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Audited
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	Audited
Gold	Royal Canadian Mint	CANADA	CID001534	Audited
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	Audited
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	Audited
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Audited
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Audited
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	Audited
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Audited
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	Audited
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Audited
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	Audited
Tin	Thaisarco	THAILAND	CID001898	Audited
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916	Audited
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Audited
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Audited
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Audited
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Audited
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	Audited
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Audited
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	Audited
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	Audited
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	Audited
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Audited
Gold	Yamakin Co., Ltd.	JAPAN	CID002100	Audited
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Audited
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Audited
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180	Audited
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Audited
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Audited

Gold	SAFINA A.S.	CZECHIA	CID002290	Audited
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Audited
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Audited
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Audited
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Audited
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Audited
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Audited
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Audited
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Audited
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Audited
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Audited
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Audited
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Audited
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Audited
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	Audited
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Audited
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Audited
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Audited
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Audited
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Audited
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Audited
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID002513	Audited
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Audited
Tantalum	KEMET de Mexico	MEXICO	CID002539	Audited
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Audited
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542	Audited
Tungsten	Masan High-Tech Materials	VIET NAM	CID002543	Audited
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544	Audited
Tantalum	TANIOBIS GmbH	GERMANY	CID002545	Audited
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548	Audited
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549	Audited
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550	Audited

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Audited
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	Audited
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Audited
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Tin	CV Ayi Jaya	INDONESIA	CID002570	Audited
Gold	T.C.A S.p.A	ITALY	CID002580	Audited
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582	Audited
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	Audited
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Audited
Gold	Marsam Metals	BRAZIL	CID002606
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Audited
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641	Audited
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	Audited
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	Audited
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	Audited
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708	Audited
Tin	Super Ligas	BRAZIL	CID002756	Audited
Gold	SAAMP	FRANCE	CID002761
Gold	L'Orfebre S.A.	ANDORRA	CID002762	Audited
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Italpreziosi	ITALY	CID002765	Audited
Tin	Aurubis Beerse	BELGIUM	CID002773	Audited
Tin	Aurubis Berango	SPAIN	CID002774	Audited
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Audited
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Audited
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Audited
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Audited
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Audited
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Audited
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Audited
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Bangalore Refinery	INDIA	CID002863
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	Audited

Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	Audited
Gold	Safimet S.p.A	ITALY	CID002973
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	Audited
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	Audited
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Audited
Tin	PT Bangka Serumpun	INDONESIA	CID003205	Audited
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	Audited
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381	Audited
Tin	Luna Smelter, Ltd.	RWANDA	CID003387	Audited
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397	Audited
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407	Audited
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417	Audited
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424	Audited
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425	Audited
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449	Audited
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468	Audited
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486	Audited
Tin	CRM Synergies	SPAIN	CID003524	Audited
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575	Audited
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582	Audited
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	CID003583	Audited
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	CID003609	Audited
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868	Audited

* “Audited” means in accordance with and as reported by the RMAP.